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                                                                   Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71432) pertaining to the JLG Industries, Inc. Employees' Retirement Savings Plan of our report dated August 28, 2002, with respect to the financial statements and supplemental schedule of the JLG Industries, Inc. Employees' Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                     /s/ Smith Elliott Kearns & Company, LLC.


Chambersburg, Pennsylvania
October 25, 2002